As of 9/30/00                                                          Exhibit C
                    KEYSPAN CORPORATION
                   FINANCING ARRANGEMENTS

Debt Obligations

                      Promissory Notes                                                                           Principal
      Held by Long Island Lighting Company d/b/a LIPA                    Interest                Maturity           Amount
Obligors: KeySpan Corporation and certain subsidiaries (1), (2)            Rate                    Date              ($000)
---------------------------------------------------------------------------------------------------------------------------
                         Debenture                                         8.20%                 03/15/23          270,000
                    PCRBs Series 1985 A                                    5.15%                 03/01/16           58,022
                    PCRBs Series 1985 B                                    5.15%                 03/01/16           50,000
                    EFRBs Series 1989 B                                    7.15%                 09/01/19           35,030
                    EFRBs Series 1990 A                                    7.15%                 06/01/20           73,900
                    EFRBs Series 1991 A                                    7.15%                 12/01/20           26,560
                    EFRBs Series 1992 B                                    7.15%                 02/01/22           13,455
                    EFRBs Series 1992 D                                    6.90%                 08/01/22           28,060
                    EFRBs Series 1993 B                                    5.30%                 11/01/23           29,600
                    EFRBs Series 1994 A                                    5.30%                 10/01/24            2,600
                    EFRBs Series 1995 A                                    5.30%                 08/01/25           15,200

--------------------------------------------------------------------------------------------------------------------------
                   Total Promissory Notes                                                                          602,427
--------------------------------------------------------------------------------------------------------------------------

Preferred Stock
                          Series A                                         6.00%                                     9,323
                          Series B                                         7.07%                                    55,300
                          Series C                                         7.17%                                    19,700

--------------------------------------------------------------------------------------------------------------------------
                   Total Preferred Stock                                                                            84,323
--------------------------------------------------------------------------------------------------------------------------

Credit Facilities
                                                                                  Amount                       Credit
                                                                                Outstanding                   Facility
                                                                                Issue Date                     ($000)
--------------------------------------------------------------------------------------------------------------------------
Commercial Paper Program (3)                          6.7561% (4)               9/29/00          382,090      700,000

--------------------------------------------------------------------------------------------------------------------------
                           Total                                                                 382,090      700,000
--------------------------------------------------------------------------------------------------------------------------

Notes
(1) Each of the following entities are joint and serverably liable under each promissory note: KeySpan Gas East Corporation (d/b/a KeySpan Energy Delivery Long Island), KeySpan Energy Trading Services, LLC, KeySpan Generation, LLC, KeySpan Corporate Services, LLC, KeySpan Utility Services, LLC and KeySpan Electric Services, LLC.
(2) Under certain circumstances, KeySpan may be required to obtain letters of credit to support the parent obligations under the promissory notes. Accordingly, KeySpan requests that the approval of existing debt requested herein include approval to obtain any such required letters of credit.
(3) Commercial Paper program is supported by a revolving line of credit agreement, which is dated as of November 8, 1999, among the Company, as Borrower, and the Several Lenders, Citibank, N.A., as Syndication Agent, European American Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent. The credit agreement has a one year term with a one year renewal option, which has been exercised and effective until 9/20/01.
(4) Weighted average interest rate.

As of 9/30/00                                                          Exhibit C

                               KEYSPAN CORPORATION
                             FINANCING ARRANGEMENTS

-----------------------------------------------------------------------------------------------------------------------------------
                          Company                Description                                  Amount      Issue Date   Terms
                                                                                                            ($000)
-----------------------------------------------------------------------------------------------------------------------------------
Guarantees for Subsidiaries
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Energy Delivery Long Island
                                                 Supports Medium Term Notes issuance of      600,000      02/01/00      02/01/10
                                                 $400MM
-----------------------------------------------------------------------------------------------------------------------------------

KeySpan Corporate Services, LLC
                                                 Supports motor vehicle leases                10,000      03/05/99      12/31/04
                                                 with PHH Vehicle Management Services
                                                 Corp.
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Energy Development Corporation           Supports revolving credit agreement with
                                                 Royal Bank of Canada of $200MM Canadian     135,000      07/29/99      Revolving
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Energy Solutions, LLC                    Supports motor vehicle leases                 1,900      03/05/99      12/31/04
                                                 with PHH Vehicle Management Services Corp.
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Energy Services, Inc
Supply Purchased
Various Gas Suppliers (5)                        Supports gas purchases                       20,000      To be         To be
Enron North America                                                                                       determined    determined
Sempra Energy Trading
Amoco Energy Trading

Hedge Accounts
ABN AMRO                                         Supports hedge accounts                       5,000      11/06/98    Written notice
Paribas                                                                                        5,000      10/02/98      required
First Chicago                                                                                  2,500      10/02/98   for termination
PSE&G                                                                                          1,000      10/16/98

Gas Transportation & Storage
Tennessee                                        Supports contracts for the                      500      05/20/99      05/31/01
Sonat                                            transportation and storage of gas               320      05/20/99      12/31/02

Commercial & Retail Access
Enermetrix.com (6)                               Supports  a contract to participate in an
                                                 on-line energy exchange of commercial
                                                 and retail load                               1,500      To be          To be
                                                                                                          determined     determined

                                                 Sub Total KeySpan Energy Services            35,820
-----------------------------------------------------------------------------------------------------------------------------------
GEI Development Corp.
NJR Energy Services Company                      Supports gas services agreement               3,290      05/06/99      12/31/04
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Generation, LLC                          Supports a letter of credit agreement        24,880      12/30/97      12/30/00
                                                 with Toronto Dominion Inc.
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Ravenswood Inc.
 New York Independent Systems Operator           Electricity purchases and/or transmission     1,000      08/02/99      03/01/01
                                                 services

Guarantee of Master Lease Agreement              Support for synthetic lease agreement       425,000      06/18/99      06/18/04

Margin Accounts
Various Gas & Oil Suppliers                      Fuel Purchases for the Ravenswood Plant      40,000      01/11/00      10/12/02
Enron North America
Petrocom Energy
Trans Canada Gas Service
Koch Energy Trading
Aquila Energy Marketing
Southern Company
Amoco Energy Trading
Cook Inlet Energy Company
Coral Energy Resources
Dynegy Marketing and Trade
Noble Gas Marketing
Sempra Energy Trading
Consolidated Edison Energy
                                                 Sub Total KeySpan Ravenswood Inc.         466,000
-----------------------------------------------------------------------------------------------------------------------------------
Northeast Gas Markets, LLC                       Exchange of gas in the spot market          6,000      12/20/99      10/31/02
-----------------------------------------------------------------------------------------------------------------------------------
Guarantees for Non-Affiliates
-----------------------------------------------------------------------------------------------------------------------------------
Hawkeye Construction (7)                         Support for Chase Line of Credit           12,000      01/06/00      10/25/04
-----------------------------------------------------------------------------------------------------------------------------------
Hawkeye Construction, LLC                        General credit support                     13,000      10/25/99      10/25/04
 (f/n/a KeySpan Construction) (8)
-----------------------------------------------------------------------------------------------------------------------------------

As of 9/30/00                                                          Exhibit C

                               KEYSPAN CORPORATION
                             FINANCING ARRANGEMENTS

-----------------------------------------------------------------------------------------------------------------------------------
     Company                   Description                                              Amount (5)    Issue Date       Terms
                                                                                          ($000)
-----------------------------------------------------------------------------------------------------------------------------------
Other Guarantees
-----------------------------------------------------------------------------------------------------------------------------------
Surety Bonds  (9)              Supports entities requirement for various bonds,         500,000        12/16/98        Revolving
                               undertakings and instruments of guarantee in
                               connection with construction activities.
-----------------------------------------------------------------------------------------------------------------------------------
Surety Bonds  (10)             Supports requirement for various bonds,                   70,000        07/26/00        Revolving
                               undertakings and instruments of guaranteein               80,000        09/28/00        Revolving
                               connection with contracts between WDF and NYC
                               School Construction Authority.
-----------------------------------------------------------------------------------------------------------------------------------
                               Total Guarantees                                   1,957,890(11)
-----------------------------------------------------------------------------------------------------------------------------------

Notes
(5) This guarantee replaces existing guarantees for each supplier totaling $20MM. The Board of Directors granted approval on 7/26/00 for the replacement guarantee to be issued.
(6) The Board of Directors granted approval on 7/26/00 for this guarantee to be issued.
(7) Currently Hawkeye Construction has utilized $5MM of their $12MM guarantee.
(8) KeySpan has divested its interest in this entity. KeySpan has a continuing contractual obligation to provide guarantees in an amount not to exceed $13MM at any one time. Currently, there is no amount outstanding.
(9) As of 9/30/00 approximately $152MM of surety bond guarantees outstanding.
(10) As of 9/30/00 approximately $64.3MM of surety bond guarantees outstanding.
(11) Total amount represents total capacity.